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Exhibit 23.1

       CONSENT OF RUBIN, BROWN, GORNSTEIN & CO., LLP, INDEPENDENT AUDITORS

We consent o the incorporation of our report dated February 4, 2004 with respect to the consolidated financial statements of MDI Technologies, Inc. and Subsidiary included in the Annual Report (Form 10-KSB) for the year ended December 31, 2003.

                                         /s/ Rubin, Brown, Gornstein & Co., LLP

St. Louis, Missouri
February 4, 2004